Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-265861 on Form S-8 of our reports dated March 9, 2023, relating to the financial statements of The ONE Group Hospitality, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche, LLP

Denver, Colorado

March 9, 2023